UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 29, 2004

UTEK CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15941	59-3603677
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

202 South Wheeler Street

Plant City, FL 33563

(Address of principal executive offices and zip code)

(Registrant’s telephone number, including area code) (813) 754-4330

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. OTHER EVENTS

On November 29, 2004, UTEK Corporation (AMEX: UTK) acquired the assets of EKMS, Inc., a leading intellectual property management firm. UTEK Corporation purchased the assets of EKMS, Inc. through the acquisition of all of the outstanding shares of common stock of UTEK-EKMS, Inc., a wholly-owned subsidiary of EKMS, Inc., in a tax-free stock-for-stock exchange. UTEK Corporation issued 20,605 unregistered shares of its common stock to EKMS, Inc. in exchange for all of the issued and outstanding shares of common stock of UTEK-EKMS, Inc. In addition, UTEK Corporation assumed certain debt and liabilities of EKMS, Inc. in connection with the transaction. At the time of the acquisition, UTEK-EKMS, Inc. held all of the assets of EKMS, Inc.

UTEK Corporation issued a press release on December 2, 2004 announcing its acquisition of EKMS, Inc. The text of the press release is included as Exhibit 99.1 to this Form 8-K.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(a)	Not applicable.

(b)	Not applicable

(c)	Exhibits.

Exhibit No.	Description
99.1	Press Release dated December 2, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 2, 2004	UTEK CORPORATION

/s/ Carole R. Wright
Carole R. Wright
Chief Financial Officer